UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 26, 2013

E-WASTE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-165863	26-4018362
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 First Street #493, Los Altos, CA 94022 (Address of principal executive offices including zip code)

Registrant’s telephone number, including area code:  650-283-2907

______________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 26, 2013, we filed with the Nevada Secretary of State a Certificate of Designation to designate the rights and preferences of Five Hundred Thousand (500,000) shares of a new class of Preferred Stock, known as Series B Preferred Stock.  The Certificate of Incorporation of the Corporation authorizes the Board of Directors of the Corporation (the “Board”) to fix and determine the designation, preferences, conversion rights, or other rights, including voting rights, qualifications, limitations, or restrictions of the preferred stock.

Each share of the Series B Preferred Stock has a Stated Value of $1.00, and is convertible into the number of shares of the Corporation’s common stock determined by dividing the Stated Value by the Conversion Price, which shall be (i) eighty five percent (85%) of the average closing bid price of the common stock over the twenty (20) trading days immediately preceding the date of conversion, (ii) but no less than par value of the common stock. Each share of the Series B Preferred Stock votes with common stock on all matters on a 1,000 votes per one share of Series B Preferred Stock held. The Series B Preferred Stock has customary anti-dilution protection with respect to conversion and voting rights. Each share of Series B Preferred Stock shall convert (the "Mandatory Conversion ") into shares of common stock upon written demand of the Corporation, which demand shall be made no later than January 1, 2015, unless otherwise agreed by the mutual consent of the parties in writing.

The foregoing description of the Certificate of Designation is not intended to be complete and is qualified in its entirety by the complete text of the Certificate of Incorporation incorporated by reference and attached herein as Exhibit 4.1 to this Current Report on Form 8-K.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 – Financial Statements and Exhibits

(d) EXHIBITS:

Exhibit No.	Description

4.1	Certificate of Designation, effective July 26, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E-Waste Systems, Inc.

/s/   Martin Nielson
By:  Martin Nielson
Its:  Chief Executive Officer and Director

Date:    July 29,  2013